Exhibit 99.1

American Noble Gas, Inc Announces Corporate Changes Including the Appointment of

New Chief Executive Officer and Chief Financial Officer

Changes include raising new capital through the issuance of convertible preferred stock and the extension of the maturity date on existing convertible debt.

Lenexa, KS | May 8, 2023 (GLOBE NEWSWIRE) – American Noble Gas, Inc (OTCQB: AMNI) (“AMGAS” or the “Company”) announced today corporate changes, including the appointment of Thomas J. Heckman as its Chief Executive Officer and Chief Financial Officer of the Company effective May 5, 2023. In addition, the Company completed the raise of $750,000 through the issuance of Series B Convertible Preferred Stock and has also reached agreement with a debt holder whereby the Company entered into a new convertible note payable that extends the maturity of its debt obligations with such holder. The Company expects these changes will provide more financial resources and flexibility and to implement its operating strategies in 2023.

Appointment of New Chief Executive Officer and Chief Financial Officer - The Company is pleased to announce the appointment of Thomas J. Heckman, as Chief Executive Officer and Chief Financial Officer effective May 5, 2023. Heckman assumes the Chief Executive Officer role from Stanton E. Ross who and assume the Chief Financial role from Daniel F. Hutchins. Both Mr. Ross and Mr. Hutchins will remain members of the Company’s Board of Directors.

Mr. Ross, Chairman of the Board of Directors and outgoing Chief Executive Officer of the Company said, “We are delighted to welcome Thomas as Chief Executive Officer and Chief Financial Officer. In addition to his experience at the highest levels of public companies, he has extensive expertise at successfully delivering oil and gas exploration campaigns and, having been an investor in and consultant to the Company for approximately 10 years, Thomas already has an in-depth understanding and knowledge of the Company’s projects, which will greatly assist him and the team in delivering a successful drilling program in 2023 and beyond.”

Mr. Heckman said, “I am delighted to have been given the opportunity to take leadership of AMGAS at such a crucial time for the Company. This is a strategically important phase for AMGAS, but I have every confidence in our strategic vision and the outstanding projects we are currently working on.”

Series B Convertible Preferred Stock and Warrant Issuance - The Company is also pleased to announce that, on May 4, 2023, it entered into a securities purchase agreement providing for an aggregate investment of $750,000 by three investors for the issuance an aggregate of 7,500 shares of Series B Convertible Preferred Stock, convertible into an aggregate of up to 15,000,000 shares of the Company’s common stock, and warrants, with a term of five and a half (5.5) years, exercisable six (6) months after issuance, to purchase an aggregate of up to 15,000,000 shares of the Company’s common stock, at an exercise price of $0.05 per share.

The Securities Purchase Agreement, the Warrants and the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock contain customary representation, warranties and agreements of the Company and the investors and customary indemnification rights and obligations of the parties similar to those in connection with the previous offering of the Company’s Series A Convertible Preferred Stock.

The Company closed on the Series B Preferred Stock and Warrant Issuance on May 5, 2023.

Extension of outstanding convertible debt - Also on May 5, 2023, the Company reached an agreement with one of the holders of its convertible notes payable in the aggregate principal face amount of approximately of $450,000, which the Company did not pay by the maturity dates. The Company and the holder entered into a new convertible promissory note, exchanging the outstanding principal amount of the old convertible notes payable into the new convertible note payable, with a maturity date of September 30, 2023. Upon issuance of the new convertible note payable, the old convertible notes payable were cancelled and the repayment defaults under the prior convertible notes payable were cured with the entry into the new convertible note payable. The interest rate and other terms of the new convertible note payable are the same as those of the prior convertible notes payable.

The Company believes that this new convertible note payable that extends the maturity of its debt obligations, together with the contribution of new funding totaling $750,000 with the Series B Convertible Preferred Stock and Warrant issuance, will provide the Company the capital position needed to implement its operating strategy of growing helium producing assets as well as traditional oil and gas producing properties.

About American Noble Gas, Inc:

AMGAS has acquired a 40% participation in a Farmout Agreement providing it with the right to explore and develop natural gas, helium and other noble gases as well as brine minerals contained inside the Hugoton Gas Field in Haskell and Finney Counties, Kansas. The farmout agreement covers drilling and completion of up to 50 wells, including the first production well drilled and completed in August 2022. The Farmout Agreement provides the partners the right to utilize existing infrastructure assets, including water disposal, existing brine stream, gas gathering and helium processing, as part of the Farmout Agreement. The Farmout Agreement also provides the partners with rights to take in-kind, and market its share of helium. Therefore, we will be able to market and sell the helium produced, at prevailing market prices, by taking its helium in-kind.

AMGAS has recently acquired a 60.7143% in GMDOC, LLC which acquired certain oil and gas leases covering approximately 10,000 acres located in Southern Kansas near the Oklahoma border. The GMDOC Leases currently produce approximately 100 barrels of oil per day and 1,200,000 cubic feet of natural gas per day on a gross basis. During 2021 AMGAS acquired current oil & gas production and the mineral rights to acreage in the Otis/Albert Field located on the Kansas Central Uplift. Prior to the recent acquisitions, AMGAS had been involved in oil and gas exploration, development and production of natural gas and oil in Texas and the Rocky Mountain region of the United States as well as an oil field service company located in Eastern Kansas, Northern Oklahoma, Colorado and Wyoming prior to December 2012. AMGAS was founded in 1987, is headquartered in Lenexa, Kansas and its common stock is listed on the OTCQB under the symbol “AMNI”. The Company’s financial statements and additional information are available on the Internet at https://www.sec.gov/cgi-bin/browse-edgar?CIK=0000822746&owner=exclude.

Forward-Looking Statement:

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, the following: (i) the fact that the Company expects the corporate changes described in this press release to provide more financial resources and flexibility and to implement its operating strategies in 2023 and that Mr. Heckman’s in-depth understanding and knowledge of the Company’s projects will greatly assist him and the team in delivering a successful drilling program in 2023 and beyond. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 as filed with the U.S. Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, Chairman, or Thomas J. Heckman, Chief Executive Officer and Chief Financial Officer, at 816-955-0532.